CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust


We consent to the use of our report, dated May 1, 1998, for Evergreen California Municipal Bond Fund (formerly Evergreen California Tax Free Fund) and Evergreen New York Municipal Bond Fund (formerly Evergreen New York Tax Free Fund), each a portfolio of Evergreen Municipal Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.



                                             /s/ KPMG LLP
                                             KPMG LLP


Boston, Massachusetts
May 17, 1999